Exhibit 16

      [SQUAR, MILNER, MIRANDA & WILLIAMSON LETTERHEAD]

                      December 8, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

   We have read the statements made by EACO CORPORATION. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed for the month of December 2006. We agree with such statements made insofar as they relate to our Firm.


Very truly yours,

/s/ Squar, Milner,
Miranda & Williamson
Squar, Milner, Miranda &
Williamson